Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Fourth Quarter 2014 Earnings

Scranton, PA, February 3/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months and year ended December 31, 2014. Peoples, which completed a merger with Penseco Financial Services Corporation (“Penseco”) on November 30, 2013, reported net income of $4.4 million, or $0.58 per basic and diluted weighted average share for the fourth quarter of 2014, compared to a net loss of $2.1 million, or $0.39 per share, for the comparable period of 2013. The results for the three months ended December 31, 2013 include pre-tax acquisition related expenses of $4.4 million and a $1.4 million charge for the extinguishment of a post retirement life insurance liability.

Core net income for the three months ended December 31, 2014 was $4.4 million, a $3.6 million increase from $760 thousand for the same period in 2013. Core net income per share for the three months ended December 31, 2014 was $0.58, compared to $0.14 for the same period in 2013.

Net income for the year ended December 31, 2014, totaled $17.6 million, or $2.34 per basic and diluted weighted average share, compared to $5.7 million, or $1.21 per share, for the same period last year. Pre-tax merger related expenses totaled $1.7 million in 2014 and $4.6 million in 2013. For the year ended December 31, net gains on sale of investment securities were $861 thousand in 2014 and $163 thousand in 2013. Core net income for the year ended December 31, was $18.2 million, or $2.41 per share, in 2014 and $8.7 million, or $1.83 per share, in 2013.

The merger between Peoples and Penseco was accounted for as a reverse acquisition of Peoples by Penseco. As a result of the reverse merger, Peoples was the legal acquirer and Penseco was the accounting acquirer. In a reverse merger the historical financial statements are those of the accounting acquirer. Earnings per share amounts in periods prior to the merger are based on restated shares outstanding.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. For the fourth quarter and year ended December 31, reported results for 2014 and 2013 contained items which Peoples considers non-core, namely net gains on sales of investment securities available-for-sale and one-time merger related expenses. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

FOURTH QUARTER NOTABLES

•	Entrance into Lehigh Valley market through establishment of a community banking office with a dedicated team of commercial and retail lenders.

•	Nonperforming assets decreased to $10.9 million, or 0.90% of loans, net and foreclosed assets, at the end of the fourth quarter of 2014 from $13.1 million at the end of the prior quarter and $19.5 million at year end 2013.

•	Loans, net grew $30.0 million or 10.1% on an annualized basis in the final quarter of 2014.

•	Noninterest-bearing deposits increased 14.7% on an annualized basis in the fourth quarter 2014.

•	Tangible book value per share improved $1.25 or 5.6% to $23.57 at the end of the fourth quarter of 2014 compared to $22.32 at year end 2013.

INCOME STATEMENT REVIEW

The tax-equivalent net interest margin for the quarter and year ended December 31, were 3.79% and 3.86% in 2014, respectively, compared to 3.82% and 3.91% in 2013, respectively. Loan fair value accretion included in loan interest income in 2014 related to loans acquired in the fourth quarter of 2013 was $2.1 million, resulting in an increase in the tax-equivalent net interest margin of 14 basis points. For the fourth quarter of 2014, loan accretion included in loan interest income related to loans acquired was $240 thousand, resulting in an increase in the tax-equivalent net interest margin of 6 basis points.

Tax-equivalent net interest income for the quarter ended December 31, increased $4.7 million to $15.1 million in 2014 from $10.4 million in 2013. The increase in tax equivalent net interest income was primarily due to the growth in average earning assets from the merger offset partially by a 3 basis point decrease in the tax-equivalent net interest margin. The tax-equivalent yield on the loan portfolio decreased to 4.74% for the fourth quarter of 2014 compared to 4.76% for the comparable period in 2013. For the fourth quarter, loans, net averaged $1.2 billion in 2014 compared to $833.1 million in 2013. For the quarter ended December 31, the tax-equivalent yield on total investments decreased to 2.57% in 2014 from 2.95% in 2013. Average investments totaled $360.0 million in the fourth quarter of 2014 and $220.9 million in the fourth quarter of 2013. The cost of funds declined to 0.54% in the three months ended December 31, 2014 from 0.60% for the same period of 2013. Average interest-bearing liabilities increased to $1.2 billion for the quarter ended December 31, 2014, compared to $808.4 million for the corresponding period last year. For the year ended December 31, tax-equivalent net interest income totaled $60.3 million in 2014 and $35.4 million in 2013. The significant increases in the 2014 versus 2013 year-over-year income statement components primarily resulted from the application of purchase accounting whereby those components of the legal acquirer for periods prior to the merger were excluded from Peoples 2013 income statement.

The provision for loan losses was $800 thousand for the quarter ended December 31, 2014, compared to $1.0 million for the same period last year. The reduction in the provision for loan losses for the quarter was due to the application of our allowance for loan losses methodology, which was primarily a result of improvements in asset quality as evidenced by reporting a lower level of nonperforming assets as a percentage of loans and foreclosed assets compared to the prior year period. The provision for loan losses totaled $3.5 million in 2014 and $2.4 million in 2013.

For the quarter ended December 31, noninterest income totaled $3.5 million in 2014 and $2.9 million in 2013. Increases in service charges, fees and commissions, income from fiduciary activities and mortgage banking activities more than offset decreases in wealth management services, life insurance investment income, revenues from merchant services and net gains on sale of investment securities. For the year ended December 31, noninterest income totaled $15.3 million in 2014 and $11.8 million in 2013.

Noninterest expense for the fourth quarter of 2014, decreased to $11.3 million from $15.1 million for the same period in 2013. The recognition of merger related expense of $4.4 million in the final quarter of

2013 offset partially by the exclusion of noninterest expenses of the legal acquirer prior to the merger date were the primary causes for this decrease. Noninterest expense amounted to $45.9 million in 2014 and $36.4 million in 2013. The increase in year-to-date 2014 noninterest expense primarily resulting from the application of purchase accounting guidance was partially offset by the recognition of merger related cost savings as a result of achieving operational synergies in the second half of 2014.

BALANCE SHEET REVIEW

Total assets increased $16.9 million or 3.9% on an annualized basis for the quarter ended December 31, 2014. Strong loan demand resulted in an increase of $30.0 million or 10.1% on an annualized basis in the fourth quarter of 2014. The increase was attributable to growth fostered by our entrance into the Lehigh Valley market and improved demand for business lending in existing markets. The loan growth was funded by a $13.0 million increase in overnight borrowings along with payments and prepayments on loans and investments. The balance of total deposits at December 31, 2014 was at the same level reported at September 30, 2014. Total investments declined $11.8 million to $354.3 million at December 31, 2014 from $366.1 million at the end of the prior quarter. For the year ended December 31, 2014, loans increased $33.3 million or 2.8% while investments grew $37.2 million or 11.7% in 2014. The balance sheet growth in 2014 was driven by an increase in total deposits of $46.1 million or 3.4% to $1.4 billion at December 31, 2014. Noninterest-bearing deposits grew $33.6 million or 12.0% while interest-bearing deposits increased $12.5 million or 1.1% in 2014.

Stockholders’ equity equaled $246.8 million, or $32.69 per share, at December 31, 2014, and $246.1 million, or $32.60 per share, at September 30, 2014. Total tangible stockholders’ equity improved to $177.9 million, or $23.57 per share, at December 31, 2014, compared to $176.9 million, or $23.43 per share, at the end of the prior quarter. Stockholders’ equity grew $8.0 million in 2014 as net income was partially offset by an increase in accumulated other comprehensive loss, dividends and the retirement of common shares held as treasury stock. Dividends declared for the three months and year ended December 31, 2014 amounted to $0.31 per share and $1.24 per share. The dividend payout ratio was 53.0% in 2014.

ASSET QUALITY REVIEW

Nonperforming assets were $10.9 million or 0.90% of loans, net and foreclosed assets at December 31, 2014, an improvement from $13.1 million or 1.11% at September 30, 2014, and $19.5 million or 1.65% at December 31, 2013. The allowance for loan losses equaled $10.3 million or 0.85% of loans, net at December 31, 2014, compared to $10.2 million or 0.86% of loans, net, at September 30, 2014, and $8.7 million or 0.74% of loans, net, at December 31, 2013. Loans charged-off, net of recoveries, for the three months ended December 31, 2014, equaled $633 thousand or 0.21% of average loans, compared to $256 thousand or 0.12% of average loans for the comparable period last year. For the year, loans charged-off, net of recoveries amounted to $1.8 million or 0.15% of average loans in 2014, compared to $660 thousand or 0.10% of average loans in 2013.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Lackawanna, Lehigh, Luzerne, Monroe, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, such as Peoples recent merger with Penseco Financial Services Corporation, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except per share data)

	Dec 31 2014	Sept 30 2014	June 30 2014	Mar 31 2014	Dec 31 2013

Key performance data:
Per share data:
Net income (loss)	$0.58	$0.70	$0.44	$0.62	$(0.39)
Core net income (1)	$0.58	$0.65	$0.51	$0.67	$0.14
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Book value	$32.69	$32.60	$32.35	$32.13	$31.62
Tangible book value (1)	$23.57	$23.43	$23.14	$22.88	$22.32
Market value:
High	$52.52	$52.52	$53.05	$42.26	$39.50
Low	$44.17	$45.99	$42.50	$37.85	$31.53
Closing	$49.68	$45.99	$51.39	$41.62	$38.00
Market capitalization	$375,002	$347,149	$387,910	$314,163	$287,012
Common shares outstanding	7,548,358	7,548,358	7,548,358	7,548,358	7,552,944

Selected ratios:

Return on average stockholders’ equity	7.06%	8.49%	5.60%	8.01%	(5.00)%

Core return on average stockholders’ equity (1)	7.06%	7.87%	6.52%	8.68%	1.78%

Return on average tangible stockholders’ equity (1)	10.28%	12.34%	8.42%	11.89%	(6.69)%

Core return on average tangible stockholders’ equity (1)	9.81%	10.98%	9.21%	12.30%	2.50%

Return on average assets	1.01%	1.20%	0.78%	1.12%	(0.71)%

Core return on average assets (1)	1.01%	1.11%	0.91%	1.22%	0.25%

Stockholders’ equity to total assets	14.17%	14.27%	14.10%	14.12%	14.14%

Efficiency ratio (2)	61.81%	56.79%	67.91%	59.79%	117.51%

Nonperforming assets to loans, net, and foreclosed assets	0.90%	1.11%	1.35%	1.30%	1.65%

Net charge-offs to average loans, net	0.21%	0.04%	0.15%	0.22%	0.12%

Allowance for loan losses to loans, net	0.85%	0.86%	0.82%	0.75%	0.74%

Earning assets yield (FTE) (3)	4.19%	4.25%	4.17%	4.53%	4.27%

Cost of funds	0.54%	0.56%	0.59%	0.59%	0.60%

Net interest spread (FTE) (3)	3.65%	3.69%	3.58%	3.94%	3.67%

Net interest margin (FTE) (3)	3.79%	3.84%	3.73%	4.09%	3.82%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by net interest income and noninterest income.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Year Ended	Dec 31 2014	Dec 31 2013
Interest income:
Interest and fees on loans:
Taxable	$54,316	$31,102
Tax-exempt	2,265	1,674
Interest and dividends on investment securities:
Taxable	3,946	1,793
Tax-exempt	3,271	2,625
Dividends	50	88
Interest on interest-bearing deposits in other banks	38	86
Interest on federal funds sold	70	2
Total interest income	63,956	37,370

Interest expense:
Interest on deposits	5,431	2,876
Interest on short-term borrowings	71	34
Interest on long-term debt	1,140	1,259
Total interest expense	6,642	4,169
Net interest income	57,314	33,201
Provision for loan losses	3,524	2,361
Net interest income after provision for loan losses	53,790	30,840

Noninterest income:
Service charges, fees, commissions	6,484	4,092
Merchant services income	3,549	3,936
Commissions and fees on fiduciary activities	2,179	1,735
Wealth management income	752	505
Mortgage banking income	648	363
Life insurance investment income	778	968
Net gains on sale of investment securities available-for-sale	861	163
Total noninterest income	15,251	11,762

Noninterest expense:
Salaries and employee benefits expense	20,652	15,983
Net occupancy and equipment expense	8,102	3,988
Merchant services expense	2,236	2,490
Amortization of intangible assets	1,333	326
Acquisition related expenses	1,725	4,609
Other expenses	11,885	9,000
Total noninterest expense	45,933	36,396
Income before income taxes	23,108	6,206
Provision for income tax expense	5,459	485
Net income	$17,649	$5,721

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$4,343	$(3,882)
Reclassification adjustment for gains included in net income	(861)	(163)
Change in unfunded pension liability	(3,684)	3,642
Income tax expense (benefit) related to other comprehensive income	(71)	5
Other comprehensive income (loss), net of income taxes	(131)	(408)
Comprehensive income	$17,518	$5,313

Per share data:
Net income	$2.34	$1.21
Cash dividends declared	$1.24	$1.23
Average common shares outstanding	7,548,825	4,733,059

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	Dec 31 2014	Sept 30 2014	June 30 2014	March 31 2014	Dec 31 2013

Interest income:
Interest and fees on loans:
Taxable	$13,281	$13,876	$13,159	$14,000	$9,283
Tax-exempt	658	465	507	635	464
Interest and dividends on investment securities available-for-sale:
Taxable	1,069	1,007	942	928	554
Tax-exempt	809	816	817	829	698
Dividends	18	2	14	16	31
Interest on interest-bearing deposits in other banks	9	10	9	10	18
Interest on federal funds sold	6	16	34	14	2
Total interest income	15,850	16,192	15,482	16,432	11,050

Interest expense:
Interest on deposits	1,306	1,354	1,414	1,357	908
Interest on short-term borrowings	4	9	24	34	17
Interest on long-term debt	276	279	289	296	298
Total interest expense	1,586	1,642	1,727	1,687	1,223
Net interest income	14,264	14,550	13,755	14,745	9,827
Provision for loan losses	800	666	1,201	857	1,036
Net interest income after provision for loan losses	13,464	13,884	12,554	13,888	8,791

Noninterest income:
Service charges, fees, commissions	1,669	1,634	1,557	1,624	666
Merchant services income	765	1,002	888	894	813
Commissions and fees on fiduciary activities	489	575	548	567	454
Wealth management income	183	217	165	187	185
Mortgage banking income	214	142	193	99	117
Life insurance investment income	213	109	267	189	612
Net gains on sale of investment securities available-for-sale		701	160		5
Total noninterest income	3,533	4,380	3,778	3,560	2,852

Noninterest expense:
Salaries and employee benefits expense	5,769	4,754	4,961	5,168	5,568
Net occupancy and equipment expense	2,022	2,020	2,327	1,733	1,801
Merchant services expense	514	662	495	565	543
Amortization of intangible assets	323	334	333	343	151
Acquisition related expenses		109	1,008	608	4,384
Other expenses	2,695	3,205	3,115	2,870	2,603
Total noninterest expense	11,323	11,084	12,239	11,287	15,050
Income (loss) before income taxes	5,674	7,180	4,093	6,161	(3,407)
Income tax expense (benefit)	1,290	1,944	762	1,463	(1,277)
Net income (loss)	$4,384	$5,236	$3,331	$4,698	$(2,130)

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$1,532	$(825)	$1,242	$2,394	$(642)
Reclassification adjustment for gains included in net income		(701)	(160)		(5)
Change in pension liability	(3,684)				3,642
Income tax expense (benefit) related to other comprehensive income (loss)	(753)	(534)	378	838	1,160
Other comprehensive income (loss), net of income taxes	(1,399)	(992)	704	1,556	1,835
Comprehensive income (loss)	$2,985	$4,244	$4,035	$6,254	$(295)

Per share data:
Net income (loss)	$0.58	$0.70	$0.44	$0.62	$(0.39)
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Average common shares outstanding	7,548,358	7,548,358	7,548,358	7,550,253	5,515,199

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31 2014	Sept 30 2014	June 30 2014	March 31 2014	Dec 31 2013

Net interest income:
Interest income
Loans, net:
Taxable	$13,281	$13,876	$13,159	$14,000	$9,283
Tax-exempt	1,013	715	779	978	703
Total loans, net	14,294	14,591	13,938	14,978	9,986
Investments:
Taxable	1,087	1,009	956	944	585
Tax-exempt	1,244	1,256	1,258	1,274	1,058
Total investments	2,331	2,265	2,214	2,218	1,643
Interest on interest-bearing balances in other banks	9	10	9	10	18
Federal funds sold	6	16	34	14	2
Total interest income	16,640	16,882	16,195	17,220	11,649
Interest expense:
Deposits	1,306	1,354	1,414	1,357	908
Short-term borrowings	4	9	24	34	17
Long-term debt	276	279	289	296	298
Total interest expense	1,586	1,642	1,727	1,687	1,223
Net interest income	$15,054	$15,240	$14,468	$15,533	$10,426

Loans, net:
Taxable	4.67%	4.88%	4.69%	5.18%	4.72%
Tax-exempt	5.85%	5.05%	4.94%	4.69%	5.23%
Total loans, net	4.74%	4.89%	4.71%	5.14%	4.76%
Investments:
Taxable	1.63%	1.57%	1.72%	1.77%	1.59%
Tax-exempt	5.20%	5.10%	5.15%	4.99%	5.58%
Total investments	2.57%	2.55%	2.77%	2.81%	2.95%
Interest-bearing balances with banks	0.34%	0.68%	0.83%	0.55%	0.28%
Federal funds sold	0.31%	0.19%	0.31%	0.18%	0.22%
Total earning assets	4.19%	4.25%	4.17%	4.53%	4.27%
Interest expense:
Deposits	0.46%	0.48%	0.51%	0.50%	0.48%
Short-term borrowings	0.14%	0.42%	0.51%	0.65%	0.42%
Long-term debt	3.26%	3.21%	3.27%	3.30%	3.33%
Total interest-bearing liabilities	0.54%	0.56%	0.59%	0.59%	0.60%
Net interest spread	3.65%	3.69%	3.58%	3.94%	3.67%
Net interest margin	3.79%	3.84%	3.73%	4.09%	3.82%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Dec 31 2014	Sept 30 2014	June 30 2014	March 31 2014	Dec 31 2013

Assets:
Cash and due from banks	$24,656	$21,179	$51,416	$26,204	$30,004
Interest-bearing balances in other banks	6,770	6,932	10,592	7,168	11,846
Federal funds sold		6,100	15,400	45,840	9,460
Investment securities:
Available-for-sale	339,586	350,825	312,323	302,226	299,715
Held-to-maturity	14,665	15,264	15,915	16,607	17,295
Total investments	354,251	366,089	328,238	318,833	317,010
Loans held for sale	3,486	2,961	2,757	1,816	1,757
Loans, net	1,209,894	1,179,942	1,179,847	1,177,122	1,176,617
Less: allowance for loan losses	10,338	10,171	9,622	8,859	8,651
Net loans	1,199,556	1,169,771	1,170,225	1,168,263	1,167,966
Premises and equipment, net	25,433	25,692	25,670	25,579	26,119
Accrued interest receivable	5,580	5,381	5,576	5,366	5,866
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	5,501	5,826	6,159	6,492	6,835
Other assets	53,066	51,477	51,703	49,330	47,988
Total assets	$1,741,669	$1,724,778	$1,731,106	$1,718,261	$1,688,221

Liabilities:
Deposits:
Noninterest-bearing	$313,498	$302,279	$295,922	$282,060	$279,942
Interest-bearing	1,112,060	1,123,349	1,126,880	1,122,006	1,099,565
Total deposits	1,425,558	1,425,628	1,422,802	1,404,066	1,379,507
Short-term borrowings	19,557	6,514	14,088	22,539	22,052
Long-term debt	33,140	34,020	34,925	35,838	36,743
Accrued interest payable	574	597	580	610	723
Other liabilities	16,061	11,950	14,546	12,643	10,404
Total liabilities	1,494,890	1,478,709	1,486,941	1,475,696	1,449,429

Stockholders’ equity:
Common stock	15,097	15,097	15,097	15,607	15,614
Capital surplus	140,214	140,150	140,150	146,035	146,109
Retained earnings	92,297	90,252	87,356	86,365	84,008
Accumulated other comprehensive income (loss)	(829)	570	1,562	858	(698)
Less: Treasury stock, at cost				6,300	6,241
Total stockholders’ equity	246,779	246,069	244,165	242,565	238,792
Total liabilities and stockholders’ equity	$1,741,669	$1,724,778	$1,731,106	$1,718,261	$1,688,221

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Dec 31 2014	Sept 30 2014	June 30 2014	March 31 2014	Dec 31 2013

Assets:
Loans, net:
Taxable	$1,127,719	$1,127,888	$1,124,273	$1,096,793	$779,687
Tax-exempt	68,731	56,214	63,295	84,688	53,381
Total loans, net	1,196,450	1,184,102	1,187,568	1,181,481	833,068
Investments:
Taxable	265,132	254,556	223,220	216,173	145,677
Tax-exempt	94,870	97,822	97,879	103,625	75,215
Total investments	360,002	352,378	321,099	319,798	220,892
Interest-bearing balances with banks	10,620	5,875	4,342	7,327	25,156
Federal funds sold	7,663	34,227	44,553	32,444	3,579
Total earning assets	1,574,735	1,576,582	1,557,562	1,541,050	1,082,695
Other assets	149,001	152,821	150,877	154,020	101,902
Total assets	$1,723,736	$1,729,403	$1,708,439	$1,695,070	$1,184,597

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,124,702	$1,126,915	$1,118,108	$1,109,085	$756,833
Noninterest-bearing	300,287	303,441	288,015	274,584	193,481
Total deposits	1,424,989	1,430,356	1,406,123	1,383,669	950,314
Short-term borrowings	11,046	8,511	18,759	21,351	16,019
Long-term debt	33,612	34,510	35,419	36,330	35,542
Other liabilities	7,693	11,330	9,381	15,767	13,624
Total liabilities	1,477,340	1,484,707	1,469,682	1,457,117	1,015,499
Stockholders’ equity	246,396	244,696	238,757	237,953	169,098
Total liabilities and stockholders’ equity	$1,723,736	$1,729,403	$1,708,439	$1,695,070	$1,184,597

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

At quarter end	Dec 31 2014	Sept 30 2014	June 30 2014	March 31 2014	Dec 31 2013

Nonperforming assets:
Nonaccrual/restructured loans	$8,699	$11,324	$13,616	$12,922	$17,353
Accruing loans past due 90 days or more	1,623	955	1,693	1,663	1,455
Foreclosed assets	561	840	626	678	648
Total nonperforming assets	$10,883	$13,119	$15,935	$15,263	$19,456

Three months ended

Allowance for loan losses:
Beginning balance	$10,171	$9,622	$8,859	$8,651	$7,871
Charge-offs	641	177	790	683	301
Recoveries	8	60	352	34	45
Provision for loan losses	800	666	1,201	857	1,036
Ending balance	$10,338	$10,171	$9,622	$8,859	$8,651

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended	Dec 31 2014	Sept 30 2014	June 30 2014	Mar 31 2014	Dec 31 2013

Core net income (loss) per share:
Net income (loss) GAAP	$4,384	$5,236	$3,331	$4,698	$(2,130)
Adjustments:
Less: Gains on sale of investment securities, net of tax		456	104		3
Add: Acquisition related expenses, net of tax		71	655	395	2,893
Net income (loss) Core	$4,384	$4,851	$3,882	$5,093	$760

Average common shares outstanding	7,548,358	7,548,358	7,548,358	7,550,253	5,515,199

Core net income (loss) per share	$0.58	$0.65	$0.51	$0.67	$0.14

Tangible book value:
Total stockholders’ equity	$246,779	$246,069	$244,165	$242,565	$238,792
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	5,501	5,826	6,159	6,492	6,835
Total tangible stockholders’ equity	$177,908	$176,873	$174,636	$172,703	$168,587

Common shares outstanding	7,548,358	7,548,358	7,548,358	7,548,358	7,552,944

Tangible book value per share	$23.57	$23.43	$23.14	$22.88	$22.32

Core return on average stockholders’ equity:
Net income (loss) GAAP	$4,384	$5,236	$3,331	$4,698	$(2,130)
Adjustments:
Less: Gains on sale of investment securities, net of tax		456	104		3
Add: Acquisition related expenses, net of tax		71	655	395	2,893
Net income (loss) Core	$4,384	$4,851	$3,882	$5,093	$760

Average stockholders’ equity	$246,396	$244,696	$238,757	$237,953	$169,098

Core return on average stockholders’ equity	7.06%	7.87%	6.52%	8.68%	1.78%

Return on average tangible equity:
Net income (loss) GAAP	$4,384	$5,236	$3,331	$4,698	$(2,130)
Amortization of intangibles, net of tax	210	217	216	223	100
Adjusted net income (loss)	$4,594	$5,453	$3,547	$4,921	$(2,030)

Average stockholders’ equity	$246,396	$244,696	$238,757	$237,953	$169,098
Less: average intangibles	69,034	69,363	69,696	70,034	48,633
Average tangible stockholders’ equity	$177,362	$175,333	$169,061	$167,919	$120,465

Return on average tangible stockholders’ equity	10.28%	12.34%	8.42%	11.89%	(6.69)%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$4,384	$5,236	$3,331	$4,698	$(2,130)
Adjustments:
Less: Gains on sale of investment securities, net of tax		456	104		3
Add: Acquisition related expenses, net of tax		71	655	395	2,893
Net income (loss) Core	$4,384	$4,851	$3,882	$5,093	$760

Average stockholders’ equity	$246,396	$244,696	$238,757	$237,953	$169,098
Less: average intangibles	69,034	69,363	69,696	70,034	48,633
Average tangible stockholders’ equity	$177,362	$175,333	$169,061	$167,919	$120,465

Core return on average tangible stockholders’ equity	9.81%	10.98%	9.21%	12.30%	2.50%

Core return on average assets:
Net income (loss) GAAP	$4,384	$5,236	$3,331	$4,698	$(2,130)
Adjustments:
Less: Gains on sale of investment securities, net of tax		456	104		3
Add: Acquisition related expenses, net of tax		71	655	395	2,893
Net income (loss) Core	$4,384	$4,851	$3,882	$5,093	$760

Average assets	$1,723,736	$1,729,403	$1,708,439	$1,695,070	$1,184,597

Core return on average assets	1.01%	1.11%	0.91%	1.22%	0.25%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Year ended	Dec 31 2014	Dec 31 2013

Core net income (loss) per share:
Net income (loss) GAAP	$17,649	$5,721
Adjustments:
Less: Gains on sale of investment securities, net of tax	560	108
Add: Acquisition related expenses, net of tax	1,121	3,042
Net income (loss) Core	$18,210	$8,655

Average common shares outstanding	7,548,825	4,733,059

Core net income (loss) per share	$2.41	$1.83